Exhibit 99.2

Macy’s, Inc. Announces “A Bold New Chapter” – Challenging the Status Quo to Fundamentally Reposition the Company, Enhance the Customer Experience, Deliver Growth and Unlock Shareholder Value
Strengthens the Macy’s Nameplate, Accelerates Luxury Growth and Simplifies and Modernizes End-to-End Operations

Focuses Macy's resources by closing approximately 150 underproductive locations through 2026

Prioritizes Macy’s investments in approximately 350 go-forward locations

Expands Bloomingdale’s and Bluemercury footprint by up to 45 locations through 2026

Monetizes $600-$750 million of assets through 2026

NEW YORK—February 27, 2024— Macy’s, Inc. (NYSE: M) today announces its new strategy, A Bold New Chapter, designed to return Macy’s, Inc. to enterprise growth. Developed by the Macy’s, Inc. leadership team, with the full support of the board of directors, the strategy balances the art and science of retail and is informed by comprehensive customer research.

“A Bold New Chapter serves as a strong call to action. It challenges the status quo to create a more modern Macy’s, Inc. We are making the necessary moves to reinvigorate relationships with our customers through improved shopping experiences, relevant assortments and compelling value,” said Tony Spring, chief executive officer, Macy’s, Inc. “Our teams are energized by the work ahead as we accelerate our path to market share gains, sustainable, profitable growth and value creation for our shareholders.”

A Bold New Chapter
The new strategy aligns the Macy’s, Inc. team across three strategic priorities:

•Strengthen the Macy’s Nameplate: Macy’s plans to put the customer first, prioritizing three key areas to return to top-line growth: 1) Revitalizing the assortment to improve both relevance and value; 2) Modernizing the shopping environment to facilitate a convenient, easy, and frictionless customer experience across channels with continued focus on digital excellence; and 3) Focusing resources by closing approximately 150 underproductive locations, including approximately 50 by the end of the fiscal year, and prioritizing investment in approximately 350 go-forward locations and the continued expansion of small-format stores.
•Accelerate Luxury Growth: Macy’s, Inc. plans to take advantage of its leadership position in the luxury market, where Bloomingdale’s and Bluemercury have been outperformers within the Macy’s, Inc. portfolio and across the broader luxury landscape, by further growing its store fleet and digital presence. As part of the strategy, approximately 15 Bloomingdale’s nameplate stores and at least 30 new Bluemercury stores, along with roughly 30 Bluemercury remodels are anticipated to be opened in new and existing markets over the next three years.
•Simplify and Modernize End-to-End Operations: Over the next three years, the organization plans to rationalize and monetize the supply chain asset portfolio, streamline fulfillment, improve inventory planning and allocation, and deliver a scalable technology platform. Across the organization, Macy’s, Inc. plans to align operations to anticipated future omni-demand and deliver a more efficient operating model that will allow the organization to better serve customers.

Financial Outcomes
With a strong financial foundation, Macy’s, Inc. is positioned to successfully drive sustainable, profitable growth and create shareholder value. Beginning in 2025, Macy’s, Inc. expects:
•Low-single-digit annual comparable Owned + Licensed + Marketplace sales growth;
•Annual SG&A dollar growth below the historic rate of inflation of 2%-3%;
•Annual Adjusted EBITDA dollar growth in the mid-single-digit range;
•Capital spend to be below 2024 levels; and
•Free cash flow to return to pre-pandemic levels.

Financial outcomes do not include any potential impact of the proposed credit card late fee ruling.

For additional details on A Bold New Chapter, visit macysinc.com/investors.
About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit www.macysinc.com.

Forward-Looking Statements
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully implement A Bold New Chapter strategy, including the ability to realize the anticipated benefits within the expected time frame or at all, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, and labor shortages, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies or achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended January 28, 2023. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media – Kah Yee Teh and Chris Grams
communications@macys.com

Investors – Pamela Quintiliano
investors@macys.com